Exhibit 10.1

FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Amendment”) is made effective as of February 27, 2006, by and among SOUTHERN UNION COMPANY, a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages of the Credit Agreement (as hereinafter defined) (individually the “Bank” and collectively the “Banks”) and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan”), in its capacity as agent (the “Agent”) for the Banks.

RECITALS:

WHEREAS, the Borrower, the Banks and the Agent have executed a certain Fourth Amended and Restated Revolving Credit Agreement dated effective September 29, 2005 (the “Credit Agreement”); and

WHEREAS, the Majority Banks, the Agent and the Borrower desire to amend the Credit Agreement in certain respects.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENTS:

1. Amendment of Definitions.

(a) The definition of “Additional Offering” contained in Section 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Additional Offering” shall mean, collectively, either or both of the following securities offerings, but only to the extent necessary to cause the net cash proceeds thereof to be sufficient to fully pay all amounts then outstanding under the Bridge Loan: (a) any offering or issuance of capital stock, Equity-Preferred Securities or any other equity interests in the Borrower (to the extent permitted under Section 10.5) issued after the Sid Richardson Acquisition Closing Date; and (b) an offering made pursuant to Rule 144A of the Securities Act of debt securities of Southern Union Gathering.

(b)  The definitions of “Cross Country Acquisition,” “Cross Country Acquisition Agreement” and “Cross Country Acquisition Closing Date” contained in Section 1 of the Credit Agreement are hereby deleted in their entirety and shall be of no further force or effect.

2. New Definitions. The following additional definitions are hereby added to Section 1 of the Credit Agreement:

“Bridge Loan” shall mean a short-term credit facility to be obtained by the Borrower and ESSI, as co-borrowers, in an aggregate principal amount not to exceed $1,600,000,000 for purposes of financing the EAT Entities Loan, so long as such short-term credit facility to the Borrower and ESSI is obtained upon terms and conditions substantially similar to the terms and conditions set forth in the term sheet attached hereto as Exhibit D, together with (a) structural changes to such credit facility contemplated under the flow chart attached as Exhibit E and (b) such other changes to such term sheet and flow chart as the Agent reasonably determines are not material to the Banks.

“EAT Entities” shall mean SUG EAT, Inc. and SUG EAT, LLC.

“EAT Entities Loan” shall mean a short-term loan by ESSI to the EAT Entities in an aggregate principal amount not to exceed $1,600,000,000 for purposes of financing the payment by the EAT Entities of the purchase price to be paid under the Sid Richardson Acquisition Agreement.

“Leapartners” shall mean Leapartners, L.P., a Texas limited partnership.

“Qualified Intermediary” shall mean that certain entity created and owned by Chicago Deferred Exchange Corporation that the Borrower hereafter enters into a “qualified exchange accommodation agreement” with for purposes of facilitating the Sid Richardson Acquisition.

“REM” shall mean Richardson Energy Marketing, Ltd., a Texas limited partnership.

“SRES” shall mean Sid Richardson Energy Services, Ltd., a Texas limited partnership.

“Sid Richardson Acquisition” shall mean, collectively, (a) the acquisition by SUG EAT, Inc. of 100% of all issued and outstanding limited partner interests in SRES and REM in accordance with the Sid Richardson Acquisition Agreement, and (b) the acquisition by SUG EAT, LLC of 100% of all issued and outstanding general partner interests in SRES, REM and Leapartners in accordance with the Sid Richardson Acquisition Agreement, so long as such acquisitions are in substantial compliance with the following specified terms:

(a) immediately after the consummation of such acquisitions, (i) SUG EAT, Inc. owns and holds 100% of all issued and outstanding limited partner interests in SRES and REM, (ii) SUG EAT, LLC owns and holds 100% of all issued and outstanding general partner interests in SRES, REM and Leapartners, (iii) as security for the EAT Entities Loan, the EAT Entities have granted to ESSI a second priority security interest in 100% of all issued and outstanding limited partner interests in SRES and REM and 100% of all issued and outstanding general partner interests in SRES, REM and Leapartners, subject only to the first priority security interest granted by the EAT Entities in such partnership interests as security for the Bridge Loan, and (iv) Southern Union Panhandle is and shall remain as the sole manager of SUG EAT, LLC, and (v) the EAT Entities have granted to the Borrower a "call option" whereby the Borrower can effectively require (1) distributions by the Qualified Intermediary to the EAT Entities of the net cash proceeds received by the Qualified Intermediary from any sale by the Borrower of any of its operating divisions permitted under Section 10.8(ix), together with corresponding partial prepayments by the EAT Entities of the EAT Entities Loan in an amount equal to such net cash proceeds distribution, and (2) full prepayment of the EAT Entities Loan at any time later than 180 days after the Sid Richardson Acquisition Closing Date;

(b) the aggregate consideration paid by the EAT Entities for all partnership interests in SRES and REM and the general partner interest in Leapartners shall be approximately $1,600,000,000 (which amount is subject to customary purchase price adjustment as set forth in the Sid Richardson Acquisition Agreement); and

(c) all material requisite approvals and consents from any Governmental Authority with respect to such acquisition shall have been received by the EAT Entities, the Borrower and its Subsidiaries, as applicable, in a form acceptable to the Agent.

“Sid Richardson Acquisition Agreement” shall mean that certain Purchase and Sale Agreement dated as of December 15, 2005, by and among SRCG, Ltd., a Texas limited partnership, and SRCG Genpar, L.P., a Delaware limited partnership, as Sellers, and Southern Union Gathering and Southern Union Panhandle, as Buyers, as assigned or to be assigned by Southern Union Gathering and Southern Union Panhandle to the EAT Entities, and as the same may hereafter be amended (the form of any such amendment to be approved by the Agent, such approval not to be unreasonably withheld, conditioned or delayed).

“Sid Richardson Acquisition Closing Date” means the date on which the Sid Richardson Acquisition is consummated.

“Southern Union Gathering” shall mean Southern Union Gathering Company LLC, a Delaware limited liability company.

“SUG EAT, Inc.” shall mean SUG EAT, Inc., a Delaware corporation.

  “SUG EAT, LLC” shall mean SUG EAT, LLC, a Delaware limited liability company.

3. Additional Required Payments and Prepayments. New Sections 4.1(c) and 4.1(d) are hereby added to the Credit Agreement to read as follows:

(c) All net cash proceeds payable as a result of any sale by the Borrower of any of its operating divisions permitted under Section 10.8(ix) shall be distributed and applied as follows: (i) if SRES, REM and Leapartners have not yet become wholly-owned Subsidiaries of the Borrower, then substantially contemporaneously with the consummation of the applicable operating division sale, (1) the Borrower shall assign to the Qualified Intermediary all of the Borrower's rights to receive all net cash proceeds payable as a result of such sale of such operating division of the Borrower, (2) the Borrower shall exercise its call option rights to cause the Qualified Intermediary to distribute to the EAT Entities all such net cash proceeds received by the Qualified Intermediary from such sale of such operating division, (3) upon receipt of such proceeds from the Qualified Intermediary, the EAT Entities will make a corresponding partial or full prepayment, as applicable, to ESSI of the EAT Entities Loan in an amount equal to such net cash proceeds distribution as required by the terms of the EAT Entities Loan, (4) the Borrower shall cause ESSI to make a corresponding partial or full prepayment, as applicable, of the Bridge Loan in an amount equal to such proceeds received by ESSI from such prepayment of the EAT Entities Loan, and (5) any remaining amounts of such net sales proceeds paid to or otherwise received by the Qualified Intermediary, ESSI or the Borrower and not distributed or applied in accordance with the foregoing requirements shall be applied towards payment of Obligations under this Agreement to the extent then outstanding; and (ii) if SRES, REM and Leapartners have become wholly-owned Subsidiaries of the Borrower, then all net cash proceeds payable as a result of such sale of such operating division of the Borrower shall be applied (1) first, to payment of the Bridge Loan until the same is fully paid, and (2) second, to payment of Obligations under this Agreement to the extent then outstanding.

(d) All net cash proceeds received by the Borrower or Southern Union Gathering from the Additional Offering and from additional Funded Debt of Southern Union Gathering incurred in accordance with the terms of Section 9.12, shall be applied (i) first, to payment of the Bridge Loan until the same is fully paid, and (ii) second, to payment of Obligations under this Agreement to the extent then outstanding; provided, however, that to the extent applicable, the following shall not be required to applied in accordance with the foregoing requirements: (A) any net proceeds of issuances pursuant to employee stock plans after the Closing Date by the Borrower; and (B) any net proceeds resulting from the settlement of forward stock purchase contracts or remarketing of the senior notes associated with the Equity Units (defined below), so long as such net proceeds are promptly applied to repay Obligations under this Agreement to the extent then outstanding. For purposes of the foregoing, “Equity Units” mean the 2,500,000 equity units issued by the Borrower on June 11, 2003, with each such equity unit consisting of a forward stock purchase contract for the purchase of shares of the Borrower’s common stock and a 2.75% senior note of the Borrower due August 16, 2008, which 2008 senior notes were issued pursuant to Supplemental Indenture No. 1, dated as of June 11, 2003 between the Borrower and JPMorgan Chase Bank, as trustee.

4. Lines of Business Modification. Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

7.15 Lines of Business. The nature of the Borrower's lines of business are predominately the following: (a) the operation of energy distribution and transportation services, including without limitation, natural gas sales, storage and transportation and distribution, propane sales and distribution and promotion, marketing and sale of compressed natural gas and the terminalling and storage of liquefied natural gas; (b) the development and marketing of fuel cell and distributive energy options; (c) electric marketing/generation; (d) the operation of fuel oil distribution and transportation networks; (e) gathering and processing of natural gas; and (f) sales and rentals of appliances utilizing one or more of the fuel or energy options specified in this Section 7.15.

5. Pledge of Sid Richardson Equity Representation and Warranty. A new Section 7.19 is hereby added to the Credit Agreement to read as follows:

7.19 No Agreements Prohibiting Pledge of Sid Richardson Equity. Except for the applicable negative covenants of this Agreement and the Bridge Loan, neither the Borrower nor Southern Union Gathering nor Southern Union Panhandle is a party to any contract or other agreement with any Person that directly or indirectly prohibits the Borrower or any of its Subsidiaries (including without limitation, Southern Union Gathering and Southern Union Panhandle) from granting any Lien against the partnership interests in SRES, REM or Leapartners at any time owned and held by the Borrower or any of its Subsidiaries as security for any Debt of the Borrower or any of its Subsidiaries.

6. New Affirmative Covenants. New Sections 9.12 and 9.13 are hereby added to the Credit Agreement to read as follows:

9.12 Additional Offering; Additional Funded Debt. To the extent necessary to fully pay the Bridge Loan on or before 364 days after the Sid Richardson Acquisition Closing Date, the Borrower agrees to cause (a) the Additional Offering and/or the incurrence of additional Funded Debt of Southern Union Gathering to be consummated in full and (b) the proceeds received by the Borrower and/or Southern Union Gathering from the Additional Offering and/or such additional Funded Debt of Southern Union Gathering to be utilized to fully pay the Bridge Loan.

9.13 Conveyance of Sid Richardson Equity Interests to Subsidiaries. Contemporaneously with the consummation of the final sale by the Borrower of its operating divisions permitted under Section 10.8(ix), the Borrower shall cause SRES, REM and Leapartners to become wholly-owned Subsidiaries of the Borrower by requiring (i) SUG EAT, Inc. to assign and convey to Southern Union Gathering 100% of all issued and outstanding limited partner interests in SRES and REM, and (ii) SUG EAT, LLC to assign and convey to Southern Union Panhandle 100% of all issued and outstanding general partner interests in SRES, REM and Leapartners.

7. Amendment of Capital Requirements Negative Covenant. Section 10.1(b) of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:
(b) permit the ratio of its Consolidated Total Indebtedness to its Consolidated Total Capitalization to be greater than (i) 0.65 to 1.00 at the end of any fiscal quarter ending prior to the Sid Richardson Acquisition Closing Date; (ii) 0.70 to 1.00 at the end of any fiscal quarter ending on or after the Sid Richardson Acquisition Closing Date, but before the earlier to occur of (x) payment in full of the Bridge Loan and (y) 364 days after the Sid Richardson Acquisition Closing Date; and (iii) 0.65 to 1.00 at the end of any fiscal quarter ending on or after the earlier to occur of (x) payment in full of the Bridge Loan and (y) 364 days after the Sid Richardson Acquisition Closing Date.

8. Amendment of Liens Negative Covenant. Section 10.2(d) of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

(d) (i) Liens on property existing at the time of acquisition thereof by the Borrower or any Subsidiary, including without limitation, (A) any property acquired by the Borrower in consummating and finalizing any of the Prior Acquisitions, (B) any Liens existing on any property of Panhandle Eastern or any of its Subsidiaries to secure existing Debt of Panhandle Eastern or any of its Subsidiaries as of the Closing Date and (C) any Liens against any property of Panhandle Eastern or any of its Subsidiaries to secure Panhandle Eastern Refinancing Debt (provided such Liens are limited to property of Panhandle Eastern or any of its Subsidiaries securing the Debt so extended, refinanced, renewed, replaced, defeased or refunded), (ii) Liens against (A) the partnership and other equity interests in Panhandle Eastern, and (B) the partnership and other equity interests in SRES, REM and Leapartners, in each case to secure the Bridge Loan, or (iii) purchase money Liens placed on an item of real or personal property purchased by the Borrower or any Subsidiary to secure a portion of the purchase price of such property; provided that no such Lien may encumber or cover any other property of the Borrower or any Subsidiary.

9. Amendment of Debt Negative Covenant. Sections 10.3(a) and 10.3(g) of the Credit Agreement are hereby amended and restated in their entirety to hereafter be and read as follows:
(a) Debt evidenced by the Notes or the Facility Letter of Credit Obligations, or outstanding under the Bridge Loan, or issued pursuant to the Additional Offering and any Equity-Preferred Securities (to the extent the same constitutes Debt) not in default, as well as (i) Debt of Panhandle Eastern and/or any of its Subsidiaries outstanding as of the Closing Date, (ii) any Panhandle Eastern Refinancing Debt, (iii) any working capital credit facility or facilities provided directly to Panhandle Eastern and/or any of Panhandle Eastern’s Subsidiaries by any party other than the Borrower, so long as the principal amount of all such outstanding working capital facilities, together with the outstanding principal amount of any working capital loans or advances by the Borrower to Panhandle Eastern and/or any of Panhandle Eastern’s Subsidiaries, does not exceed (A) $50,000,000 in the aggregate at any time that the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization for Panhandle Eastern and Panhandle Eastern’s Subsidiaries (excluding the Borrower and all other Subsidiaries of the Borrower for purposes of such calculation) is greater than 0.65 to 1.00 and (B) $75,000,000 in the aggregate at any time that the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization for Panhandle Eastern and Panhandle Eastern’s Subsidiaries (excluding the Borrower and all other Subsidiaries of the Borrower for purposes of such calculation) is less than or equal to 0.65 to 1.00, (iv) Funded Debt of Southern Union Gathering to the extent that the net proceeds thereof are applied to the Bridge Loan, and (v) any loans or advances by the Borrower to Panhandle Eastern and/or any of the Borrower’s other Subsidiaries permitted under Section 10.4(b).

(g) additional Debt of the Borrower and Structured Securities of the Borrower and the Southern Union Trusts, provided that after giving effect to the issuance thereof, there shall exist no Default or Event of Default; and: (i) the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization shall be no greater than (A) 0.65 to 1.00 at all times prior to the Sid Richardson Acquisition Closing Date; (B) 0.70 to 1.00 at all times on or after the Sid Richardson Acquisition Closing Date, but before the earlier to occur of (x) payment in full of the Bridge Loan and (y) 364 days after the Sid Richardson Acquisition Closing Date; and (C) 0.65 to 1.00 at all times after the earlier to occur of (x) payment in full of the Bridge Loan and (y) 364 days after the Sid Richardson Acquisition Closing Date; (ii) the ratio of EBDIT for the four fiscal quarters most recently ended to pro forma Cash Interest Expense for the following four fiscal quarters shall be no less than 2.00 to 1.0 at all times; provided, however, that if the additional Debt for which the determinations required to be made by this subparagraph (g) will be used to finance in whole or in part the consideration to be paid by the Borrower for the acquisition of any entity otherwise permitted under the terms of this Agreement, the determination of EBDIT for purposes of this ratio shall include not only the EBDIT of the Borrower and its Subsidiaries for the four fiscal quarters most recently ended, but shall also include the EBDIT of such entity to be acquired for such four fiscal quarters most recently ended; and (iii) (A) such Debt and Structured Securities shall have a final maturity or mandatory redemption date, as the case may be, no earlier than the Maturity Date and shall mature or be subject to mandatory redemption or mandatory defeasance no earlier than the Maturity Date (as so extended) and shall be subject to no mandatory redemption or “put” to the Borrower or any Southern Union Trust exercisable, or sinking fund or other similar mandatory principal payment provisions that require payments to be made toward principal, prior to such Maturity Date (as so extended); or (B) (x) such additional Debt shall have a final maturity date prior to the Maturity Date, (y) such additional Debt shall not exceed Two Hundred Fifty Million Dollars ($250,000,000.00) in the aggregate plus Twenty Million Dollars ($20,000,000.00) of reimbursement obligations incurred in connection with Non-Facility Letters of Credit issued by a Bank or Banks or by any other financial institution, and (z) such additional Debt shall be borrowed from a Bank or Banks as a loan or loans arising independent of this Agreement or shall be borrowed from a financial institution that is not a Bank under this Agreement.

10. Amendment of Investment Negative Covenant. Sections 10.4(a) and 10.4(b) of the Credit Agreement are hereby amended and restated in their entirety to hereafter be and read as follows:
(a) stock or other equity interests of (i) the Subsidiaries named in Section 7.1; (ii) other entities that are acquired by the Borrower or any Subsidiary but that are promptly merged with and into the Borrower; (iii) Southern Union Panhandle, Panhandle Eastern and any Subsidiaries of Panhandle Eastern acquired as a result of the Panhandle Eastern Acquisition, (iv) Southern Union Gathering, SRES, REM and any Subsidiaries of SRES or REM acquired as a result of the Sid Richardson Acquisition; (v) CCE Holdings; and (vi) the same Qualifying Entities as the Qualifying Entities under subparagraph (ii) of the definition of "Qualifying Assets,” provided that at any one time the aggregate purchase price paid for such stock in such Qualifying Entities, including the aggregate amount of Debt assumed or deemed incurred by the Borrower in connection with the purchase of such stock, is not more than twenty percent (20%) of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the applicable determination date.

(b) loans or advances to a Subsidiary, as well as advances of proceeds of (i) the Bridge Loan by ESSI to the EAT Entities for purposes of facilitating the consummation of the Sid Richardson Acquisition, and (ii) the Additional Offering and permitted Funded Debt of Southern Union Gathering by Southern Union Gathering to the Borrower for purposes of facilitating the payment of the Bridge Loan; provided, however, that the principal amount of such loans and advances for working capital purposes at any time outstanding to Panhandle Eastern and/or any of Panhandle Eastern’s Subsidiaries, together with the principal amount of any outstanding working capital credit facility or facilities provided directly to Panhandle Eastern and/or any of Panhandle Eastern’s Subsidiaries by any party other than the Borrower, does not exceed $25,000,000 in the aggregate at any time.

11. Amendment of Sale of Assets Negative Covenant. Section 10.8 of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

10.8 Sale or Other Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, except as permitted under this Section 10.8, sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its Property (whether now owned or hereafter acquired); provided, however, that (i) the Borrower or any Subsidiary may in the ordinary course of business dispose of (a) Property consisting of Inventory; and (b) Property con-sist-ing of goods or equipment that are, in the opinion of the Borrower or any Subsidiary, obsolete or unproductive, but if in the good faith judgment of the Borrower or any Subsidiary such disposition with-out replacement thereof would have a Material Adverse Effect, such goods and equipment shall be replaced, or their utility and function substituted, by new or existing goods or equipment; (ii) the Borrower may transfer or dispose of any of its Significant Property (in any transaction or series of transactions) to any Subsidiary or Subsidiaries only if such Property so transferred or disposed of after the Closing Date has an aggregate value (determined after depreciation and in accordance with GAAP) of not more than ten percent (10%) of the aggregate value of all of the Borrower’s and its Subsidiaries’ real property and tangible personal property other than Inventory considered on a consolidated basis and determined after depreciation and in accordance with GAAP, as of June 30, 2005; (iii) the Borrower may dispose of its real property in one or more sale/leaseback transactions, provided that any Debt incurred in connection with such transaction does not create a Default as defined herein; (iv) a Southern Union Trust may distribute the Borrower’s subordinated debt securities constituting a portion of the Structured Securities, on the terms and under the conditions set out in the registration state-ment therefor filed with the Securities and Exchange Commission on March 25, 1995 or any similar registration statement filed with the Securities and Exchange Commission in connection with any other Structured Securities issued in connection with the Prior Acquisitions; (v) the Borrower or any Subsidiary may dispose of real property or tangible personal property other than Inven-tory (in consideration of such amount as in the good faith judgment of the Borrower or such Subsidiary represents a fair consideration therefor), provided that the aggregate value of such property disposed of (determined after depreciation and in accordance with GAAP) after the Closing Date does not exceed ten percent (10%) of the aggregate value of all of the Borrower’s and its Subsidiaries’ real property and tangible personal property other than Inventory considered on a consolidated basis and deter-mined after depreciation and in accordance with GAAP, as of June 30, 2005; (vi) the Borrower may dispose of Qualifying Assets of the type described in clause (ii) of the definition of Qualifying Assets, provided that the Borrower applies the net proceeds from such disposition against the Loans in an amount equal to the amount of Loan proceeds previously advanced to finance the acquisition of such clause (ii) Qualifying Assets; (vii) the Borrower may dispose of other Investments of the type acquired under the terms of Section 10.4(h), provided that the Borrower applies the net proceeds from such disposition against the Loans in an amount equal to the amount of Loan proceeds previously advanced to finance the acquisition of such other Investments; (viii) the Borrower may sell all stock or all or substantially all of the assets in Sea Robin Pipeline Company; and (ix) the Borrower may sell any of its operating divisions, so long as the Bridge Loan has not been fully paid and the net proceeds from such disposition(s) are assigned, distributed and applied in accordance with the terms of Section 4.1(c).

12. No Agreements Prohibiting Pledge of Sid Richardson Equity. A new Section 10.19 is hereby added to the Credit Agreement to read as follows:

10.19 No Agreements Prohibiting Pledge of Sid Richardson Equity. Neither the Borrower nor Southern Union Panhandle nor Southern Union Gathering will enter into any contract or other agreement with any Person that directly or indirectly prohibits the Borrower, Southern Union Panhandle or Southern Union Gathering from granting any Lien against the partnership interests in SRES, REM or Leapartners at any time owned and held by the Borrower or any of its Subsidiaries as security for any Debt of the Borrower or any of its Subsidiaries, other than the applicable negative covenants of this Agreement and the Bridge Loan.

13. Cross-Default to Bridge Loan. Section 11.3 of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

11.3 Other Debt Default. The Borrower or any Subsidiary fails to pay principal or interest on any other Debt aggregating more than $3,000,000.00 when due and any related grace period has expired, or the holder of any of such other Debt declares such Debt due prior to its stated maturity because of the Borrower's or any Subsidiary's default thereunder and the expiration of any related grace period, or the occurrence of a default or event of default under the Bridge Loan that is not cured or effectively waived prior to the expiration of any related grace period.

14. Amendment of Addresses for Notices. Section 13.4 of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

13.4 Notices. All notices and other communications provided for herein shall be in writing (including telex, facsimile, or cable communication) and shall be mailed, telecopied, telexed, cabled or delivered addressed as follows:

(a) If to the Borrower, to it at: Southern Union Company
417 Lackawanna Avenue
Scranton, Pennsylvania 18503
Attention: Mr. Richard N. Marshall
Fax: (570) 614-5158

with copies to:  Southern Union Company
5444 Westheimer Road
Houston, Texas 77056
Attention: Monica Gaudiosi, Esq.
Fax: (713) 989-1166

(b) If to the Agent, to it at: JPMorgan Chase Bank, N.A.
700 Lavaca, 2nd Floor
Austin, Texas 78701
Attention: Manager/Commercial Lending
Fax: (512) 479-2814
with a copy to:  JPMorgan Chase Bank, N.A.
Loan and Agency Services
1111 Fannin, Floor 10
Houston, Texas 77002
Attention: Rosemarie Salvacion
Fax: (713) 427-6307

and if to any Bank, at the address specified below its name on the signature pages hereof, or as to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other party and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telexed, transmitted, or cabled, become effective when deposited in the mail, confirmed by telex answer back, transmitted to the telecopier, or delivered to the cable company, except that notices and communications to the Agent under Sections 2.1(c) or 2.2 shall not be effective until actually received by the Agent.

15. New Exhibits.  A new Exhibit D in the form of Exhibit D attached to this Amendment and a new Exhibit E in the form of Exhibit E attached to this Amendment are hereby added to the Credit Agreement.

16. Other Sections. Except as expressly amended by this Amendment, the provisions of the Credit Agreement and the Notes shall remain in full force and effect, and the Borrower acknowledges and reaffirms its liability to the Banks thereunder. In the event of any inconsistency between this Amendment and the terms of the Credit Agreement or the Notes, this Amendment shall govern.

17. Representations and Warranties. The Borrower represents and warrants to the Banks as of the Borrower’s execution of this Amendment and as of the effective date hereof that:

a.  -Representations and Warranties. The representations and warranties contained in Section 7 of the Credit Agreement, as amended hereby, are true and correct, and no Default or Event of Default has occurred and is continuing.

b.  -Corporate Power and Authorization. The Borrower is duly authorized and empowered to execute, deliver and perform its obligations under this Amendment and to make the borrowings provided for in the Credit Agreement, and all requisite corporate action on the Borrower’s part for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

c.  -Binding Obligations. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by Debtor Laws.

d.  -No Conflict or Resultant Lien. The execution, delivery and performance of this Amendment and the consummation of the transactions contemplated herein do not and will not violate any provision of, or result in a default under, the certificate of incorporation or bylaws of the Borrower, or any contract, agreement or instrument or any governmental requirement to which the Borrower is subject, or result in the creation or imposition of any Lien upon any property of the Borrower (other than as contemplated or permitted by the Credit Agreement).

e.  -No Consent. The Borrower’s execution, delivery and performance of this Amendment does not require the consent or approval of any Person.

18. Miscellaneous.

a. In accordance with the terms of Section 13.2 of the Credit Agreement, this Amendment shall become effective when executed and delivered by the Borrower, the Agent and the Majority Banks, so long as (i) no material adverse change shall have occurred as of such effective date with respect to the business, assets, properties or condition (financial or otherwise) of the Borrower reflected in the quarterly financial statements of the Borrower dated September 30, 2005 (copies of such financial statements having been supplied to the Agent and each Bank), and (ii) all fees owed by the Borrower in connection with this Amendment pursuant to the Credit Agreement or any other written agreement between the Borrower and the Agent shall have been paid by the Borrower.

b. No Bank, by its execution of this Amendment, waives any rights it may have against any person not a party hereto.

c. This Amendment may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same Amendment.

d. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

e. The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Amendment shall not affect the remaining portion of this Amendment, or any part thereof, and in case of any such invalidity, this Amendment shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs had not been inserted. The section headings in this Amendment are for convenience only and shall not limit or in any way affect the meaning of the terms and provisions of this Amendment.

f. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

THIS WRITTEN AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT, THE NOTES AND THE LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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AUSTIN: 050100.02807: 338404v5

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first above written.

SOUTHERN UNION COMPANY

By: /S/ RICHARD N. MARSHALL
Name: _Richard N. Marshall__________________
Title: Vice President and Treasurer__________

JPMORGAN CHASE BANK, N.A., for itself and as Agent for the Banks

By: /S/ KEN M. SAMPLE
Name: Ken M. Sample
Title: Senior Vice President

AUSTIN: 050100.02807: 338404v5

WACHOVIA BANK, N.A.

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BANK OF AMERICA, N.A.

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KBC BANK N.V.

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WELLS FARGO BANK, NA

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CALYON NEW YORK BRANCH

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MERRILL LYNCH BANK USA

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SOVEREIGN BANK

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LASALLE BANK NATIONAL ASSOCIATION

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

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UMB BANK, N.A.

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BAYERISCHE LANDESBANK,
CAYMAN ISLANDS BRANCH

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CREDIT SUISSE, CAYMAN ISLANDS
BRANCH

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PNC BANK, NATIONAL ASSOCIATION

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SUMITOMO MITSUI BANKING
CORPORATION

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MIZUHO CORPORATE BANK (USA)

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BANK OF CHINA, NEW YORK BRANCH

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ROYAL BANK OF CANADA

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BANK OF COMMUNICATIONS,
NEW YORK BRANCH

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CHINATRUST COMMERCIAL BANK,
NEW YORK BRANCH

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EXHIBIT D

SUMMARY OF TERMS OF UP TO $1.65 BILLION BRIDGE FACILITY

Set forth below is a summary of certain of the terms of the up to $1.65 Billion Bridge Facility and the documentation related thereto.
.
I. Parties.

Borrower	Southern Union Company, a Delaware corporation (the “Company”).
Guarantors	None.
Joint Lead Arrangers and Joint Book-Runners	Lehman Brothers Inc. (“Lehman Brothers”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) (in such capacities, the “Arrangers”).
Syndication Agents	To be determined.
Documentation Agents	To be determined.
Administrative Agent	Lehman Commercial Paper Inc. (“LCPI”) (in such capacity, the “Administrative Agent”).
Lenders
Lehman Brothers Commercial Bank (or one of its affiliates), Merrill Lynch (or one of its affiliates), and a syndicate of banks, financial institutions and other entities arranged by the Arranger in consultation with the Company (collectively, the “Lenders”).

II. Type and Amounts

Bridge Facility	A senior bridge loan facility in an aggregate principal amount of up to $1.65 billion (the “Bridge Facility”) (the loans made thereunder, the “Bridge Loans”).
Availability:
The Bridge Loans will be made in a single drawing on the date of the consummation of the Acquisition (defined below) (the “Closing Date”). Any Bridge Loans that are repaid or prepaid may not be reborrowed.

Purpose:	The proceeds of the Bridge Loans will be used by the Company to finance in part the Acquisition and to pay related fees and expenses.
Maturity:	The Bridge Loans will mature and be due and payable on the date that is 364 days following the Closing Date (the “Maturity Date”).

III. Certain Payment Provisions

Fees and Interest Rates	As set forth on Annex A-I attached to this Exhibit A.
Optional Prepayments	Bridge Loans may be prepaid in minimum amounts to be agreed upon. Optional prepayments of the Bridge Loans will be applied to the outstanding principal amount of such Bridge Loans.
Mandatory Prepayments and Commitment Reductions
(a) Subject to the clause (b) below in this section, the following amounts will be applied to prepay the Bridge Loans, or, to the extent occurring on or prior to the Closing Date, to a reduction of the commitments in respect of the Bridge Facility on a pro rata basis:

(i) 100% of the net proceeds of any sale or issuance of equity of the Company or any of its subsidiaries (other than the following: (A) any net proceeds of issuances pursuant to employee stock plans after the Closing Date by the Company; and (B) any net proceeds resulting from the settlement of forward stock purchase contracts or remarketing of the senior notes associated with the Equity Units (defined below) so long as such net proceeds are promptly applied to repay amounts outstanding under the Existing Revolving Credit Agreement). “Equity Units” mean the 2,500,000 equity units issued by the Company on June 11, 2003, with each such equity unit consisting of a forward stock purchase contract for the purchase of shares of the Company’s common stock and a 2.75% senior note of the Company due August 16, 2008 (the “2008 Senior Notes”), which 2008 Senior Notes were issued pursuant to Supplemental Indenture No. 1, dated as of June 11, 2003 between the Company and JPMorgan Chase Bank, as trustee (the “Supplemental Indenture”);

(ii) 100% of the net proceeds of any issuance or incurrence of indebtedness by the Company or any of its subsidiaries (other than any net proceeds of indebtedness issued or incurred that are used to refinance any indebtedness of the Company or any of its subsidiaries that is in existence as of the Closing Date and has a stated maturity date that is prior to March 15, 2007); and

(iii) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by the Company or any of its subsidiaries of any assets.

(b) With respect to net proceeds of the types described in subclauses (i), (ii) and (iii) in clause (a) above, in each case that would otherwise be required to be applied as provided in such clause (a) will be applied as set forth in such clause (a) if and only to the extent that (x) the Company or any of its such subsidiary is not required to use such net proceeds to repay its indebtedness (other than intercompany indebtedness) as in effect of the date of the Commitment Letter and (y) there are no contractual or legal restrictions on the ability of the Company to access such net proceeds; provided, however, to the extent that the Company or any of its subsidiaries are restricted or otherwise prohibited from using such net proceeds to repay the Bridge Loans, the Company shall, and shall cause its subsidiaries, to, use its commercially reasonable efforts to remove any such restrictions or prohibitions.

IV. Collateral
The obligations of the Company in respect of the Bridge Facility will be secured by a perfected first priority security interest in (the “Collateral”) (i) 100% of the limited partnership interests in Panhandle Eastern Pipe Line Company, L.P., (ii) 100% of the partnership interests in each of REM and SRES, (iii) 100% of the general partnership interests in Leapartners, and (iv) any proceeds of the foregoing (it being understood that the subsidiary or subsidiaries of the Company that will hold the partnership interests described in clauses (ii) and (iii) above shall pledge such partnership interests). The Collateral shall be free and clear of all liens other than the liens in favor of the Administrative Agent, as collateral agent for the Banks.

V. Certain Conditions Precedent to Borrowings under the Bridge Facility
Conditions precedent to the making of each extension of credit under the Bridge Facility will be (a) those conditions precedent on Exhibit B (Funding Conditions) to the Commitment Letter to which this Exhibit A is attached, (b) the accuracy of all representations and warranties in the definitive financing documentation with respect to the Bridge Facility (the “Credit Documentation”) (including, without limitation, the material adverse change and litigation representations), (c) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit and (d) the receipt of a customary borrowing notice.

VI. Certain Documentation Matters:
Representations and Warranties.
Substantially similar to the Existing Revolving Credit Agreement (defined below), with such modifications as may be reasonably requested by the Arrangers, and including those as to (i) accuracy of disclosure, (ii) the Acquisition, (iii) the Acquired Business, (iv) the Acquisition Agreement, and (v) the creation and perfection of security interests.

As used herein, “Existing Revolving Credit Agreement” means the Fourth Amended and Restated Revolving Credit Agreement, dated as of September 29, 2005, by and among the Company, as borrower, and the banks named therein, as the banks, and JPMorgan Chase Bank, N.A., as the administrative agent, and Bank of America, N.A., as the syndication agent, as amended to permit the Transactions.

Affirmative Covenants
Substantially similar to the Existing Revolving Credit Agreement, with such modifications as may be reasonably requested by the Arrangers and are customary for a facility similar to the Bridge Facility.

Financial Covenants
Substantially similar to the Existing Revolving Credit Agreement, with such modifications as may be reasonably requested by the Arrangers and are customary for a facility similar to the Bridge Facility.

Negative Covenants
Substantially similar to the Existing Revolving Credit Agreement, with such modifications as may be reasonably requested by the Arrangers and are customary for a facility similar to the Bridge Facility, including preservation of the Collateral.

Events of Default
Substantially similar to the Existing Revolving Credit Agreement and such additional events of default as may be reasonably requested by the Arrangers and are customary for a facility similar to the Bridge Facility.

Voting
Substantially similar to the Existing Revolving Credit Agreement, with such modifications as may be reasonably requested by the Arrangers and are customary for a facility similar to the Bridge Facility.

Assignments and Participations
Substantially similar to the Existing Revolving Credit Agreement, with such modifications as may be reasonably requested by the Arrangers and are customary for a facility similar to the Bridge Facility.

Yield Protection
Substantially similar to the Existing Revolving Credit Agreement, with such modifications as may be reasonably requested by the Arrangers and are customary for a facility similar to the Bridge Facility.

Expenses and Indemnification
Substantially similar to the Existing Revolving Credit Agreement, with such modifications as may be reasonably requested by the Arrangers and are customary for a facility similar to the Bridge Facility.

Governing Law and Forum...	State of New York.
Counsel to the Administrative Agent and the Arrangers..............................	Cahill Gordon & Reindel llp

As used in this Exhibit D, the following terms shall have the following meanings:

“Acquisition means the following purchase of partnership interest described below: Southern Union Gathering Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“SUGC LLC”), and Southern Union Panhandle LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“SUP LLC”), have entered into a purchase and sale agreement, dated as of December 15, 2005 (the “Acquisition Agreement”), with SRCG, Ltd., a Texas limited partnership, as seller (“SRCG”), and SRCG Genpar, L.P., a Delaware limited partnership, as seller (“Genpar” and, together with SRCG, the “Sellers”), pursuant to which (a) SUGC LLC will purchase from SRCG (i) 100% of the limited partner interests in Sid Richardson Energy Services, Ltd., a Texas limited partnership (“SRES”), and (ii) 100% of the limited partner interests in Richardson Energy Marketing, Ltd., a Texas limited partnership (“REM”) and (b) SUP LLC will purchase from Genpar (i) 100% of the general partner interests in SRES, (ii) 100% of the general partner interests in REM and (iii) 100% of the general partner interests in Leapartners, L.P., a Texas limited partnership (“Leapartners” and together with SRES and REM, the “Acquired Business”).
“Transactions” means, collectively, the Acquisition, the entering into and borrowings under the Bridge Facility by the Company, and the payment of any related fees and expenses.

Exhibit D -
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Annex A-I

Interest and Certain Fees

Interest Rate OptionsThe Company may elect that the Bridge Loans comprising each borrowing bear interest at a rate per annum equal to: (i) the Base Rate plus the Applicable Margin (“Base Rate Loans”); or (ii) the LIBOR Rate plus the Applicable Margin (“LIBOR Loans”).

As used herein:

“Base Rate” means the higher of (i) the prime lending rate as set forth on the British Banking Association Telerate Page 5 (the “Prime Rate”), and (ii) the federal funds effective rate from time to time plus 0.5%.

“Applicable Margin” means, in the case of Base Rate Loans and LIBOR Loans, a percentage per annum changing with the rating of the Company’s unsecured, non-credit enhanced “Senior Funded Debt” (as defined in the Existing Revolving Credit Agreement (as in effect on the date hereof) and determined in accordance with the pricing grid attached hereto as Annex A-II.

“LIBOR Rate” means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) at which eurodollar deposits for one, two, three or six months (as selected by the Company) are offered in the interbank eurodollar market.

No new LIBOR interest period may be selected when any event of default is continuing.

Interest Payment DatesFor Base Rate Loans, quarterly in arrears.

For LIBOR Loans, on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default RateSame as in the Existing Revolving Credit Agreement.

Rate and Fee BasisAll per annum rates will be calculated on the basis of a year of 360 days (or 365 days, in the case of Base Rate Loans the interest rate payable on which is then based on the Prime Rate) and the actual number of days elapsed.

Annex A-I -
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Annex A-II

Pricing Grid -Applicable Margin for LIBOR Loans and Base Rate Loans

Rating of the Company’s unsecured, non-credit enhanced Senior Funded Debt	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
Equal to or greater than A3 by Moody’s and equal to or greater than A- by S&P	0.425%	0.000%
Baa1 by Moody’s or BBB+ by S&P	0.500%	0.000%
Baa2 by Moody’s or BBB by S&P	0.575%	0.000%
Baa3 by Moody’s or BBB- by S&P	0.725%	0.000%
Ba1 by Moody’s or BB+ by S&P	1.100%	0.100%
Less than Ba1 by Moody’s and less than BB+ by S&P	1.350%	0.350%

Notwithstanding the foregoing provisions, in the event that ratings of the Company’s unsecured, non-credit enhanced Senior Funded Debt (as defined in the Existing Revolving Credit Agreement) under Standard & Poor’s Ratings Group (“S&P”) and under Moody’s Investor Service, Inc. (“Moody’s”) fall within different rating categories which are not functional equivalents, the Applicable Margin for LIBOR Loans and Base Rate Loans shall be based on the higher of such ratings if there is only one category differential between the functional equivalents of such ratings, and if there is a two category differential between the functional equivalents of such ratings, the component of pricing from the grid set forth above shall be based on the rating category which is then in the middle of or between the two category ratings which are then in effect, and if there is greater than a two category differential between the functional equivalents of such ratings, the component of pricing from the grid set forth above shall be based on the rating category which is then one rating category above the lowest of the two category ratings which are then in effect. Additionally, in the event that Company withdraws from having its unsecured, non-credit enhanced Senior Funded Debt being rated by Moody’s or S&P, so that one or both of such ratings services fails to rate the Borrowers unsecured, non-credit enhanced Senior Funded Debt, the component of pricing from the grid set forth above for purposes of determining the applicable Applicable Margin for LIBOR Loans and Base Rate Loans for all Rate Periods (as defined in the Existing Revolving Credit Facility) commencing thereafter shall be (x) in the case of LIBOR Loans, 1.350% and (y) in the case of Base Rate Loans, 0.350%, in each case until such time as the Company subsequently causes its unsecured, non-credit enhanced Senior Funded Debt to be rated by both of said ratings services.